  Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-K of our report dated March 28, 2018 on the financial statements of YiLoLife Inc. as of and for the years ended December 31, 2017 and December 31, 2016.

Phoenix Arizona

April 27, 2018